UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2020

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Rocky Mountain Chocolate Factory, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-36865	47-1535633
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

265 Turner Drive

Durango, Colorado 81303

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (970) 259-0554

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class registered	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RMCF	Nasdaq Global Market
Preferred Stock Purchase Rights	RMCF	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 8.01.     Other Events.

As previously disclosed, Rocky Mountain Chocolate Factory, Inc. (the “Company”) is party to a $5.0 million Revolving Line of Credit Note (the “Line of Credit”), the material terms of which are described in Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” and in Note 4 to the Consolidated Financial Statements included in Item 8. “Financial Statements and Supplementary Data” in the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2019, filed with the Securities and Exchange Commission (the “SEC”) on May 29, 2019, as amended by the Company’s Annual Report on Form 10-K/A for the fiscal year ended February 28, 2019, filed with the SEC on June 28, 2019, and incorporated by reference herein.

As of November 30, 2019, the Company had no outstanding borrowings under the Line of Credit. On March 16, 2020, the Company provided notice to the lender to draw down on the Line of Credit in an amount equal to $3.4 million (the full amount of the $5.0 million Line of Credit, subject to the borrowing base of 50% of eligible accounts receivable plus 50% of eligible inventories). The current interest rate for borrowings under the Line of Credit is 3.06%, which represents the one-month LIBOR rate plus 2.25%. The outstanding principal balance under the Line of Credit will be due and payable in full on September 30, 2021. A copy of the Line of Credit is filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2019, filed with the SEC on January 14, 2020.

The Company elected to borrow such amounts to ensure it maintains ample financial flexibility in light of the spread of the novel coronavirus (COVID-19) and the closures and/or modified hours, either voluntarily or as a result of governmental orders or quarantines, of the retail locations of the Company and its franchisees, which number of closures the Company expects to increase, especially if there are additional restrictions on gatherings in public places. As of March 20, 2020, the Company, its subsidiaries and its franchisees operated 423 Rocky Mountain Chocolate Factory and self-serve frozen yogurt stores in 37 states, Canada, South Korea, Qatar, the Republic of Panama and The Republic of the Philippines. Nearly all stores have been directly and negatively impacted by public health measures taken in response to COVID-19 with nearly 50% of locations experiencing reduced operations as a result of, among other things, modified business hours and store closures.

The Company had sufficient liquidity prior to taking this action, it has no meaningful maturities due other than the Line of Credit in September 2021, and there are currently no plans to deploy the drawn-down funds.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

Date: March 20, 2020	By:	/s/ Bryan J. Merryman
	Name:	Bryan J. Merryman
	Title:	Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors